EXHIBIT 32

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.

Date: August 12, 2020	/s/ Glenn Sandgren
Glenn Sandgren
Chief Executive Officer

Date: August 12, 2020	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer and Vice President of Finance